Exhibit 5

Faegre Baker Daniels LLP

2200 Wells Fargo Center ▼ 90 South Seventh Street

Minneapolis ▼ Minnesota 55402-3901

Phone +1 612 766 7000

Fax +1 612 766 1600

November 3, 2017

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

Ladies and Gentlemen:

We have acted as counsel for Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of unsecured unsubordinated debt securities (the “Securities”) of the Company. The Securities may be offered in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Securities are to be issued under the senior indenture filed as Exhibit 4(a) to the Registration Statement, as supplemented by the Fourth Supplemental Indenture filed as Exhibit 4(b) to the Registration Statement and the Seventh Supplemental Indenture filed as Exhibit 4(c) to the Registration Statement (as so supplemented, the “1999 Indenture”) or the senior indenture filed as Exhibit 4(d) to the Registration Statement (the “2017 Indenture”), each entered into by the Company and Citibank, N.A., as trustee (the “Trustee”).

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities. We have examined or are otherwise familiar with the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the By-Laws of the Company (as amended through November 29, 2016, the “By-Laws”), the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that: (i) each of the 1999 Indenture and the 2017 Indenture is

Wells Fargo & Company

November 3, 2017

a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, and (ii) upon the completion of all required Corporate Proceedings and the due execution and delivery by the Company, and the due authentication by the Trustee, of any Securities, such Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, in the case of each of clause (i) and (ii), subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transactions, fraudulent conveyance, receivership or other laws of general application affecting creditors’ rights and general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law), and except further as enforcement may be limited by any governmental authority to limit, delay or prohibit the making of payments outside of the United States. Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that limit the waiver of rights under usury laws.

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the consideration designated in the applicable Corporate Proceedings for any Securities shall be legally sufficient and shall have been received by the Company; (c) the Trustee has complied and will continue to comply with all legal requirements pertaining to its status as such status relates to its rights to enforce the 1999 Indenture, the 2017 Indenture and the Securities against the Company and the Trustee has satisfied those legal requirements applicable to it to the extent necessary to make the 1999 Indenture and the 2017 Indenture enforceable against it; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (e) the 1999 Indenture and the 2017 Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (f) at the time of the authentication and delivery of any Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law, in public policy or in the Certificate of Incorporation or By-Laws affecting the authorization, execution, authentication, delivery, filing, validity or enforceability of the 1999 Indenture and the 2017 Indenture, none of the particular terms of the Securities will violate, or be void of voidable under, any applicable law or the Certificate of Incorporation or By-Laws or be contrary to public policy; (g) the Securities will be issued upon receipt by the Company of the consideration therefore designated in the Corporate Proceedings, which consideration shall be lawful, and otherwise in accordance with, and in compliance with any issuance limitation contained in the Corporate Proceedings related thereto; and (h) neither the execution and delivery by the Company of any Securities or the 1999 Indenture and the 2017 Indenture, nor the compliance by the Company with the terms of such Securities or the 1999 Indenture and the 2017 Indenture, resulted or will result (as the case may be) in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

We have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have

Wells Fargo & Company

November 3, 2017

been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, (c) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine and (d) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby.

The opinions expressed herein are limited to the specific issues addressed and to documents and laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Dawn Holicky Pruitt
Dawn Holicky Pruitt